GENESIS FINANCIAL, INC.
SECURED PROMISSORY NOTE

$--700,000--

November __, 2010

Spokane Valley, Washington

FOR VALUE RECEIVED, Genesis Financial, Inc., a Washington corporation (“Genesis”) promises to pay to Flyback Energy, Inc., a Washington Corporation (“FEI”), or its registered assigns, the principal sum of Seven Hundred Thousand USD ($700,000,-). or such amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to zero-point thirty-five percent (0.35%) per annum, computed monthly.

This Note shall be repaid as follows: $140,000,- each month beginning on December __ , 2010, with each of subsequent three payments of $140,000 due on the ___ of each month, and with one final payment for the entire remaining principal and accrued interest in the amount of $140,612.50 due on April __, 2011 (the “Maturity Date”).

All unpaid principal shall be due and payable on the earlier of (i) the Maturity Date, (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by FEI or made automatically due and payable in accordance with the terms hereof, or (iii) upon the acquisition of the Genesis by a Person, either through the purchase of substantially all of Genesis’s assets or through the purchase of the Genesis’s equity such that the purchasing Person is the beneficial owner of a majority of Genesis’s voting shares, or (iv) upon a merger, consolidation or reorganization of Genesis.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY 1,555,555 SHARES OF FEI SERIES B PREFERRED STOCK HELD IN THE NAME OF GENESIS (THE “SECURITY SHARES”).  THE SECURITY SHARES SHALL BE KEPT IN ESCROW BY FEI. EACH TIME FEI RECEIVES A PAYMENT ON THIS NOTE AS DESCRIBED IN THE PAYMENT SCHEDULE ABOVE, FEI SHALL RELEASE FROM ESCROW 311,111 OF THE SECURITY SHARES TO GENESIS. UPON ANY EVENT OF DEFAULT GENESIS SHALL FORFEIT ANY AND ALL TITLE, BENEFITS AND RIGHTS TO ANY OF THE SECURITY SHARES REMAINING IN ESCROW AT SUCH TIME. GENESIS SHALL NOT MAKE ANY LIEN (AS DEFINED IN SECTION 1(d)) WITH RESPECT TO THE SECURITY SHARES HELD IN ESCROW.

Upon payment in full of this Note on the Maturity Date, FEI shall issue to Genesis a stock warrant to purchase up to 524,834 shares of FEI common stock at an exercise price of $0.40 per share, exercisable for five (5) years from the date of issue (the “Stock Warrant”).

The following is a statement of the rights of FEI and the conditions to which this Note is subject, and to which FEI, by the acceptance of this Note, agrees:

1.

Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a)

“Genesis” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Genesis under this Note.

(b)

“Event of Default” has the meaning given in Section 4 hereof.

(c)

“FEI” shall mean Flyback Energy, Inc. or any Person who shall at the time be the registered holder of this Note.

(d)

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(e)

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Genesis to FEI of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Genesis hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f)

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

2.

Interest. Accrued interest on this Note shall be payable as set forth in the introductory paragraphs.

3.

Prepayment.  All or any portion of the principal and/or interest due under this Note may be prepaid at any time without penalty.

4.

Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)

Failure to Pay. If Genesis shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) days of the Genesis’s receipt of FEI’s written notice to the Genesis of such failure to pay; or

(b)

Voluntary Bankruptcy or Insolvency Proceedings.  If Genesis shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c)

Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Genesis or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Genesis or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

(d)

Breach of Representations, Warranties and Covenants.  A material misrepresentation in connection with or other breach of any warranty, representation, covenant or agreement made by Genesis in this Note.

(e)

Writ of Attachment.  If any portion of Genesis’s assets become subject to a writ of attachment, writ of execution or any other lien, and such writ or lien is not released within twenty (20) calendar days.

5.

Rights of FEI upon Default. Upon the occurrence or existence of any Event of Default, immediately and without notice or demand, all outstanding Obligations payable by the Genesis hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, FEI may exercise any other right power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both, the forfeiture of the Stock Warrant, and the repossession and forfeiture of the Security Shares as provided above.

6.

Representations and Warranties.  Genesis hereby represents and warrants to FEI that:

(a)

Genesis has all requisite legal power and authority to execute and deliver and to issue this Note and to carry out and perform its obligations under the terms of this Note.

(b)

The execution, delivery and performance of this Note by Genesis has been duly authorized by all requisite action, and constitutes the valid and binding obligations of Genesis enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights.

7.

Successors and Assigns. The rights and obligations of Genesis and FEI shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Genesis without the prior written consent of the FEI.

8.

Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Genesis and FEI.

9.

Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the signature block of this Note, or at such other address or facsimile number as the Genesis shall have furnished to FEI in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

10.

Waivers.

(a)

DEMAND, PRESENTMENT FOR PAYMENT, PROTEST AND NOTICE OF NON-PAYMENT AND PROTEST, AND ANY AND ALL LACK OF DILIGENCE OR DELAY IN CONNECTION WITH THE FILING OF SUIT HEREON WHICH MAY OCCUR HEREBY ARE WAIVED BY GENESIS AND EVERY ENDORSER AND/OR GUARANTOR HEREOF.

(b)

GENESIS AND FEI HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.  GENESIS AND FEI EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GENESIS AND FEI HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT GENESIS AND FEI WILL EACH CONTINUE TO RELY ON THIS WAIVER IN ANY RELATED FUTURE DEALINGS BETWEEN GENESIS AND FEI.  EACH OF GENESIS AND FEI FURTHER WARRANT AND REPRESENT THAT THEY EACH KNOWINGLY AND VOLUNTARILY WAIVES THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

11.

Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Washington.

12.

Fees and Expenses.  If FEI employs counsel for advice with respect to this Note, to respond to any request of Genesis, including but not limited to, a request for a consent, waiver, amendment or interpretation of this Note or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding (bankruptcy or otherwise) relating to this Note, or to attempt to collect this Note, or to enforce this Note, against Genesis, then, in any such event, to the extent permitted by law all of the reasonable attorneys’ fees, paralegal fees, and expenses arising from such services, and all expenses, court costs and charges relating thereto, shall be an additional liability owing hereunder by Genesis to FEI.

13.

Severability.  Any provision of this Note which is unenforceable or contrary to applicable law, the inclusion of which would affect the validity, legality or enforcement of this Note, shall be of no effect, to the extent of such prohibition or invalidity, and in such case all the remaining terms and provisions of this Note shall be fully effective, the same as though no such invalid provision had ever been included in this Note.

14.

Unconditional Obligation; Waivers Notices.

(a)

The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

(b)

No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

(c)

The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

The Genesis has caused this Note to be issued and FEI has agreed to the Note’s terms as of the date first written above.

GENESIS FINANCIAL, INC.

a Washington corporation

By:

John R. Coghlan, Co-President & CFO

Address: 12314 East Broadway

   Spokane, WA 99216

Acknowledged and Agree to By:

FLYBACK ENERGY, INC.

a Washington corporation

By:

 Phillip Smith, President

Address: 7721 E. Trent Ave. 2nd Floor

   Spokane Valley, WA 99212